EXHIBIT 23.2

CONSENT OF BROWN BUTLER, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Form 8-K/A of Authoriszor Inc. dated May 8, 2000, which is being incorporated by reference in this registration statement on Form S-3 of our report dated December 16, 1999, except for the information presented in note 19 for which the date is March 14, 2000 accompanying the financial statements and schedules of WRDC Limited.

Brown Butler

/s/ Brown Butler

Leeds, England
February 16, 2001